EXHIBIT 23.1








CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference and use of our report, dated January 9, 2003, appearing in the Annual Report on Form 10-K/A of Redwood Empire Bancorp for the year ended December 31, 2002, in Registration Statement No. 33-49372 on Form S-8 and Registration Statement No. 33-61750 on Form S-3 of Redwood Empire Bancorp.


                                    Crowe, Chizek and Company LLP
South Bend, Indiana
March 25, 2003